                                                                   Exhibit 10.12
                                                                   -------------

(Vitronics Letterhead)
                                                          As of March 21, 1995

Mr. James J. Manfield, Jr.
27 North Shore Road
Hampton, New Hampshire 03842

    Re: Renewal and Modification of Employment Agreement dated
        March 2, 1992

Dear Mr. Manfield:

  Reference is made to that certain Employment Agreement dated as of March 2, 1992 by and between the undersigned, Vitronics Corporation (the "Company"), and you pursuant to which the Company employed you to serve, on a full-time basis, as the Chief Executive Officer of the Company, a copy of which is attached hereto and incorporated herein by reference (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

  Pursuant to Paragraph 2 of the Agreement, subject to earlier termination, the Employment Period was for an initial 24 month period and continuing thereafter on a quarterly basis. The Company now desires to amend the Agreement to, among other things, extend the term thereof for an additional period of one year commencing effective January 1, 1995 through December 31, 1995, which period shall automatically renew for additional one year periods unless ninety (90) days' prior written notice is given prior to the expiration of an annual extension period of the Company's intention not to renew the Agreement.

  Accordingly, the Company hereby agrees with you as follows:

  1. That the base salary payable to you pursuant to Section
3.1 of the Agreement shall be S140,000 annually, effective as of January 1, 1995. Your salary shall be adjusted by the Board of Directors effective January 1 of each renewal period, if applicable.



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    Forbes Road, Newmarket Industrial Park, Newmarket, New Hampshire 03857
               Telephone: (603) 659-6550   Fax: (603) 659-7194

Mr. James J. Manfield, Jr.
As of March 21, 1995
Page Two

  2. That Paragraph 2 entitled "Employment Period" shall be deleted in its entirety and the following shall be substituted therefor:

     "2. Employment Period. The Employment Period shall commence as of January 1, 1995 and shall terminate on December 31, 1995, unless terminated earlier pursuant to Sections 3.6, 4 or 5 hereof, provided, however, that the Employment Period shall automatically renew for additional one year periods thereafter unless the Company shall provide the Employee with not less than ninety (90) days' prior written notice of its intention not to renew prior to the expiration of the initial Employment Period or any annual extension thereof. In the event that the Company shall not renew this Agreement as provided in the preceding sentence, the Company shall continue to pay the Employee's salary, at his then current rate, for a twelve (12) month period following termination."

  3. That Sub-paragraphs 3.7.1 and 3.7.2 of the Agreement shall be deleted in their entirety and the following shall be substituted therefor:

         "3.7.1  Termination By Company.  In the event the
                 ----------------------
Company terminates this Agreement pursuant to Sections 3.6 or 5, the Company shall continue to pay Employee his Salary, at his then current rate, for (a) a twelve (12) month period after termination if termination shall occur prior to a Change in Control or an Approved Change in Control or subsequent to an Approved Change in Control (both as hereinafter defined), or (b) a twenty-four (24) month period after termination if termination shall occur after a Change in Control. The Company shall also provide the Employee with executive outplacement assistance if his employment is terminated pursuant to Section 5.

         3.7.2  Termination By Employee For "Good Reason".
                -----------------------------------------
(a) After a Change in Control and provided Employee has Good Reason (as hereinafter defined), Employee may terminate his employment hereunder upon fifteen (15) days written notice to the Company and the Company shall continue to pay Employee his same Salary, at his then current rate, for a twenty-four (24) month period.

Mr. James J. Manfield, Jr.
As of March 21, 1995
Page Three

         (b) After an Approved Change in Control and provided Employee has Good Reason, Employee may terminate his employment hereunder upon fifteen (15) days written notice to the Company and the Company shall continue to pay Employee his Salary, at his then current rate, for a six (6) month period and thereafter for up to a maximum of six (6) additional months, unless the Employee shall become employed during said time, at which time such payments shall cease.

  4. Except as modified hereby, the Agreement shall remain in full force and effect and is hereby ratified, confirmed and approved in all respects.

  5. This Agreement constitutes the entire agreement between the us with respect to the subject matter hereof and may not be modified except in writing signed by each of us.

  6. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.



                                       VITRONICS CORPORATION

                                       By:  /s/ James J. Manfield, Jr.
                                          ------------------------------

                                       Title:  Chairman CEO
                                             ---------------------------


Agreed to and accepted:

/s/ James J. Manfield, Jr.
- -----------------------------
James J. Manfield, Jr.

Dated:  7/14/95
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